                                    EXHIBIT A

                                     COPY OF

                           SPECIMEN STOCK CERTIFICATE

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  NUMBER                            (GRAPHIC)                           SHARES
     1                                                                  ______
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                                  ABALONE, INC.
        The Corporation authorized to issue 20,000,000 Common Shares with
                                $.0001 par value

              INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK

     THIS CERTIFIES THAT __________________________________ is the registered holder of _______________________________ shares transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.

     this ________________ day            of _______________ A.D. _____________.


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               PRESIDENT                                 SECRETARY

HUBCO, NEW YORK


                                       A-1